EXHIBIT 10.1

AMENDMENT NO. 6, dated as of July 22, 2014 (this “Amendment”), in respect of the Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of July 12, 2013 (as amended, supplemented or otherwise modified, the “DIP Credit Agreement”) by and among Exide Technologies, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “US Borrower”), Exide Global Holding Netherlands C.V., a limited partnership organized under the laws of the Netherlands (the “Foreign Borrower” and, together with the US Borrower, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., a national banking association, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the DIP Credit Agreement.

WHEREAS, the parties hereto desire to amend the DIP Credit Agreement as provided for herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1 . Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the DIP Credit Agreement has the meaning assigned to such term in the DIP Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the DIP Credit Agreement shall, after the amendments set forth in Section 2 and the consent set forth in Section 3 become effective pursuant to Section 9, refer to the DIP Credit Agreement as amended hereby.

SECTION 2 . Amendments to the DIP Credit Agreement.

(a) Subject to the satisfaction of the conditions precedent set forth in Section 9(a) below, from and after the Initial Amendment Effective Date (as defined below), the DIP Credit Agreement is hereby amended as follows:

(i) Section 7.1 of the DIP Credit Agreement is hereby amended and restated in its entirety as follows:

“The Company shall not permit the aggregate amount of Liquidity to be less than $35,000,000 for any five (5) consecutive Business Days.”

(ii) Section 7.2 of the DIP Credit Agreement is hereby deleted in its entirety and marked as “[Reserved]”.

(iii) Section 7.5 of the DIP Credit Agreement is hereby amended by replacing in its entirety the table set forth therein with the following:

Date	Minimum EBITDA
July 31, 2014	$87,650,000

August 31, 2014	$84,550,000

September 30, 2014	$82,000,000

October 31, 2014	$80,750,000

November 30, 2014	$81,400,000

(iv) Exhibit W-2 to the DIP Credit Agreement is hereby amended by (x) replacing the reference to “September 22, 2014” in clause (d) with a reference to “December 1, 2014”, and (y) replacing the reference to “the first Business Day that occurs sixteen (16) months after the Closing Date” in clause (e) with a reference to “December 31, 2014”.

(v) The definition of EBITDA in Schedule 1.1 to the DIP Credit Agreement is hereby amended by (x) deleting the reference to “and” immediately prior to clause (b)(vii) thereof and replacing such reference with “,” and (y) inserting the following new clause immediately after the end of clause (b)(vii) thereof:

“and (viii) charges and costs incurred (x) for hourly wages and benefits relating to the Company’s facility located in Vernon, California in an aggregate amount not to exceed $2,000,000 for the six-month period ending December 31, 2014 and (y) as a result of any resolution, compromise or settlement relating to the Company’s facility located in Vernon, California,”.

(b) Subject to the satisfaction of the conditions precedent set forth in Section 9(b) below, from and after the Additional Term Advance Option Effective Date (as defined below), the DIP Credit Agreement is hereby amended as follows:

(i) Section 2.21 of the DIP Credit Agreement is hereby amended and restated in its entirety as follows:

“2.21 Additional Term Advance Option.

(a) Request for Additional Term Advance. Provided there exists no Default or Event of Default, upon notice to Agent (which shall promptly notify the Term Lenders), the Company may on up to two occasions following the Additional Term Advance Option Effective Date request additional term loans on the same terms (other than with respect to any upfront fees and/or original issue discount) as, and ranking pari passu in right of payment and of security with, the Term Advances made on the Closing Date and on the Final Term Funding Date (the “Additional Term Advances”), in an aggregate principal amount for all such requests (before giving effect to any original issue discount) not exceeding $65,000,000; provided that the initial request for Additional Term Advances shall be made no later than the date that is five (5) Business Days following the Additional Term Advance Option Effective Date.

(b) Lender Elections to Provide Additional Term Advances. Additional Term Advances may be provided by any existing Term Lender or by any Eligible Transferee selected by the Company, with the consent of the Required Term Lenders (before giving effect to the proposed Additional Term Advances), such consent not to be unreasonably withheld, that agrees to provide Additional Term Advances, an “Additional Term Lender”). Each such Additional Term Lender that is not already a Term Lender shall become party to this Agreement pursuant to a joinder agreement in form and substance reasonably satisfactory to Agent and its counsel, and each such Additional Term Lender that is already a Term Lender shall evidence its commitment to provide any such Additional Term Advances pursuant to an agreement in form and substance reasonably satisfactory to Agent and its counsel. For the avoidance of doubt, no Term Lender shall have any obligation to provide any Additional Term Advances unless it shall have so agreed to do so in any definition documentation entered into by such Additional Term Lender and the Company in connection with such Additional Term Advances.

(c) Reserved.

(d) Additional Term Advance Closing Date and Allocations. If Additional Term Advances are provided in accordance with this Section, Agent and the Company shall determine the effective date (such date, the “Additional Term Advance Closing Date”) of such Additional Term Advances, and the final allocation of such Additional Term Advances shall be as agreed among the Company and the Additional Term Lenders, in consultation with Agent. Agent shall promptly notify the Company and the Term Lenders of each Additional Term Advance Closing Date. From and after the making thereof, all Additional Term Advances shall constitute Term Advances for all purposes of this Agreement and the other Loan Documents.

(e) Conditions to Effectiveness of Additional Term Advances. As a condition precedent to any Additional Term Advance Closing Date, (i) the Company shall deliver to Agent a certificate of the Borrowers, dated as of such Additional Term Advance Closing Date, signed by an Authorized Person of the Borrowers (A) certifying and attaching the resolutions adopted by the Borrowers approving or consenting to such Additional Term Advances, and (B) certifying that (1) before and after giving effect to such Additional Term Advances, (x) the representations and warranties of each Borrower or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on such Additional Term Advance Closing Date (except to the extent that such representations and warranties relate solely to an earlier date) and (y) no Default or Event of Default shall have occurred and be continuing on such Additional Term Advance Closing Date, nor shall either result from the making of Additional Term Advances and (2) the Company is in compliance with the covenants set forth in Sections 7.1, 7.3 and 7.5 after giving pro forma effect to the incurrence of the Additional Term Advances and (ii) the Required Term Lenders shall have consented in writing to the terms and provisions of such Additional Term Advances. Notwithstanding anything to the contrary in this Agreement, the Lenders agree without any further action or consent on the part of any Lender, that the Agent, the Additional Term Lenders and the Loan Parties may make any changes to the Loan Documents (other than to this Section 2.21) as may be necessary to reflect the provision of Additional Term Advances.

(f) Further Assurances. The Loan Parties covenant and agree to promptly execute and/or deliver to Agent (with a copy to the Required Term Lenders’ Advisors), and, as applicable, cause to be filed or recorded, any and all financing statements, financial change statements, recordations, fixture filings, security agreements, pledges, mortgages, deeds of trust and amendments or supplements to existing Security Documents reasonably requested and considered necessary by Agent or the Required Term Lenders’ Advisors in connection with the Agent’s Lien in the Collateral so that such Lien secures any Additional Term Advances made pursuant to this Section 2.21, with the priority required pursuant to Section 2.21(a).”

(ii) Schedule 1.1 to the DIP Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

““Additional Term Advance Option Effective Date” has the meaning specified therefor in Amendment No. 6.”

““Amendment No. 6” means that certain Amendment No. 6 to this Agreement, dated as of July 22, 2014 by and among the Borrowers, the Agent and the Lenders party thereto.”

(c) Subject to the satisfaction of the conditions precedent set forth in Section 9(c) below, from and after the Final Amendment Effective Date (as defined below), the DIP Credit Agreement is hereby amended as follows:

(i) Section 8 of the DIP Credit Agreement is hereby amended by inserting the following as a new Section 8.31:

“8.31 Modification to PSA If the PSA shall at any time be (i) terminated, unless a replacement plan support agreement is entered into with respect to an Acceptable Reorganization Plan within 14 days after the effective date of such termination, or (ii) amended, supplemented or otherwise modified in a manner such that the Reorganization Plan supported thereby ceases to constitute an Acceptable Reorganization Plan, in any such case, without the consent of the Agent and the Required Lenders.”

(ii) Schedule 1.1 to the DIP Credit Agreement is hereby amended as follows:

(A) The definition of Acceptable Reorganization Plan is hereby amended and restated to read in its entirety as follows:

“Acceptable Reorganization Plan” means a Reorganization Plan that (a) provides for the termination of the Commitments and the payment in full in cash of the Obligations under the Loan Documents (other than contingent indemnification obligations not yet due and payable) on the effective date of such Reorganization Plan, (b) contains release and indemnification provisions relating to the Agent and the Lenders that are reasonably acceptable to the Agent, (c) does not contain any provisions that are materially inconsistent with the payment, release and indemnification provisions described in clauses (a) and (b) and (d) contemplates effectiveness of such Reorganization Plan no later than December 31, 2014.

(B) Clause (a) of the definition of Maturity Date is hereby amended to read “(a) December 31, 2014,”.

(C) The following new definition is inserted in the appropriate alphabetical order:

““PSA” means the customary plan support agreement referred to in Section 9(c)(iv) of Amendment No. 6, as the same may be modified or replaced from time to time to the extent not constituting an Event of Default under Section 8.31.

SECTION 3 . Consent to Amendment of Final Financing Order. Subject to the satisfaction of the conditions precedent set forth in Section 9(a) below, the Agent and the Lenders signatory hereto consent to the Final Financing Order being amended to (a) approve the restatement of Section 2.21 of the DIP Credit Agreement contemplated by Section 2(b) hereof, (b) authorize the Borrowers to exercise their option to request the Additional Term Advances contemplated by such restated Section 2.21 of the DIP Credit Agreement, and (c) incorporate the Additional Term Advances into the terms of the Final Financing Order.

SECTION 4 . Representations and Warranties; No Default. The Borrowers represent and warrant that (a) the representations and warranties of the Loan Parties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of each Effective Date (as defined below), as though made on and as of each such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects (or true and correct, as the case may be) as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing on each Effective Date (as defined below).

SECTION 5 . Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

SECTION 6 . Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. Delivery to Agent by any Lender of an executed counterpart of a signature page to this Amendment shall constitute such Lender’s irrevocable consent to each of the amendments set forth in Section 2 hereof and the consent set forth in Section 3 thereof, which irrevocable consent shall be binding (a) on such Lender’s successors and assigns in accordance with the terms hereof, notwithstanding the occurrence of any assignment of or succession in interest to such Lender’s Advances and/or Commitments prior to the occurrence of any of the Effective Dates and (b) with respect to any Term Advances and/or Revolver Commitments held by such Lender on the date such Lender delivers its executed counterpart of a signature page to this Amendment or thereafter acquired by such Lender.

SECTION 7 . Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 8 . Amendment Fees. Subject to the occurrence of the Initial Amendment Effective Date (as defined below) and, with respect to the Final Amendment Fees (as defined below), the Final Amendment Effective Date (as defined below), the Borrowers agree to pay, or cause to be paid, (a) to the Agent, for the account of each Revolver Lender that consents to this Amendment on or prior to 5:00 p.m. (New York City time), July 21, 2014, fees (any such fees, the “Revolver Amendment Fees”) in an amount equal to 0.50% of such Revolver Lender’s Revolver Commitment as of the Initial Amendment Effective Date (as defined below), 50% of which shall be earned, due and payable on the Initial Amendment Effective Date and the remaining balance of which (the “Final Revolver Amendment Fees”) shall be earned, due and payable on the Final Amendment Effective Date, and (ii) to the Agent, for the account of each Term Lender that consents to this Amendment on or prior to 5:00 p.m. (New York City time), July 21, 2014, fees (any such fees, the “Term Amendment Fees” and, together with the Revolver Amendment Fees, the “Amendment Fees”) in an amount equal to 0.50% of such Term Lender’s outstanding Term Advances as of the Initial Amendment Effective Date, 50% of which shall be earned, due and payable on the Initial Amendment Effective Date and the remaining balance of which (together with the Final Revolver Amendment Fees, the “Final Amendment Fees”) shall be earned, due and payable on the Final Amendment Effective Date. It is understood and agreed that (x) once paid, any amounts payable hereunder or any part thereof payable hereunder shall not be refundable under any circumstances, and (y) all amounts payable hereunder shall be paid in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim.

SECTION 9 . Effectiveness.

(a) This Amendment (other than the amendments set forth in Sections 2(b) and 2(c)) shall become effective (the date of such effectiveness, the “Initial Amendment Effective Date”) when (i) the Agent shall have received from each of the Borrowers, the Required Revolver Lenders and the Required Term Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof, (ii) the Borrowers shall have paid, or caused to be paid, all fees and expenses required to be paid by them pursuant to the Loan Documents and that certain Engagement Letter, dated as of July 3, 2014, between J.P. Morgan Securities LLC and the US Borrower and (iii) the Borrowers shall have paid to Agent, for the account of the applicable Lenders, any Amendment Fees payable on or prior to such date pursuant to Section 8.

(b) The amendments set forth in Section 2(b) shall become effective (the date of such effectiveness, the “Additional Term Advance Option Effective Date”) when (i) the conditions set forth in Section 9(a) shall have been satisfied and (ii) the Bankruptcy Court shall have entered an order authorizing the Borrowers to incur the Additional Term Advances, which order shall (x) have been entered and on such prior notice to such parties as may be satisfactory to the Agent and the Required Term Lenders in its or their sole discretion, as applicable, (y) be reasonably satisfactory in form and substance to Agent and the Required Term Lenders and (z) not have been, after entry, stayed or amended or modified in any material respect except as otherwise agreed to in writing by the Agent and the Required Term Lenders in its or their reasonable discretion, as applicable.

(c) The amendments set forth in Section 2(c) shall become effective (the date of such effectiveness, the “Final Amendment Effective Date” and together with the Initial Amendment Effective Date and the Additional Term Advance Option Effective Date, the “Effective Dates”) when (i) the Agent shall have received from each of the Borrowers and the Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof, (ii) to the extent not already paid pursuant to Section 9(a), the Borrowers shall have paid to Agent, for the account of the applicable Lenders, any remaining Amendment Fees payable on or prior to such date pursuant to Section 8, (iii) the Borrowers shall have received net cash proceeds (for the avoidance of doubt, after giving effect to original issue discount) from the incurrence of Additional Term Advances of at least $60,000,000 and (iv) the US Borrower and members of the Unofficial Committee of Senior Secured Noteholders holding a majority in principal amount of the Borrower’s Senior Secured Notes shall have entered into a customary plan support agreement with respect to an Acceptable Reorganization Plan.

(d) Agent shall promptly notify Borrowers and the Lenders of the occurrence of each of the Effective Dates.

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JPMORGAN CHASE BANK, N.A., as Agent

By:	/s/ Charles K. Holmes

Name: Title:	Charles K. Holmes Executive Director

EXIDE TECHNOLOGIES
a Delaware corporation, as US Borrower

By:	/s/ Phillip A. Damaska

Name: Title:	Phillip A. Damaska Executive Vice President and Chief Financial Officer

EXIDE GLOBAL HOLDING NETHERLANDS C.V.
a limited partnership organized and existing under the laws of the
Netherlands, represented by Exide Technologies, its general partner, as
Foreign Borrower

By:	/s/ Brad S. Kalter

Name: Title:	Brad S. Kalter Corporate Secretary, Vice President and Deputy General Counsel

[Lender signature pages on file with the Agent]